Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby appoints each of James D. Caldwell, Michael G. Smith and Paul A. Jorge, as the undersigned’s true and lawful attorney-in-fact to act for and on behalf of and in the name, place and stead of the undersigned to:

1.                                      prepare, execute and file, for and on behalf of the undersigned any and all documents and filings that are required or advisable to be made with the United States Securities and Exchange Commission, any stock exchange or similar authority, under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including without limitation any Form 3, 4, or 5 (or any successor schedules or forms adopted under the Exchange Act) and any amendments to any of the foregoing; and

2.                                      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, herby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to an attorney-in-fact.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of December, 2015.

/s/ Robert B. Rowling
Robert B. Rowling